Exhibit 99.1

Plymouth Industrial REIT
Second Quarter 2024 Earnings Call
August 1, 2024 at 9:00 a.m. Eastern

CORPORATE PARTICIPANTS

Tripp Sullivan – SCR Partners LLC

Jeff Witherell – Chairman and Chief Executive Officer

Anthony Saladino – Executive Vice President and Chief Financial Officer

Jim Connolly – Executive Vice President, Asset Management

PRESENTATION

Operator

Good day and welcome to the Plymouth Industrial REIT Second Quarter 2024 Earnings Call. All participants will be in a listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero.

After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star then one on your touchtone phone. To withdraw your question, please press star then two. Please note this event is being recorded.

I would now like to turn the conference over to Mr. Tripp Sullivan with Investor Relations.

Tripp Sullivan

Thank you. Good morning. Welcome to the Plymouth Industrial REIT Conference Call to review the company's results for the Second Quarter of 2024. Yesterday afternoon, we issued our earnings release and posted a copy of our prepared commentary and a supplemental deck on the Quarterly Results section of our Investor Relations page. In addition to these earnings documents, a copy of our 10-Q can be found on the SEC Filings page of the IR site.

Our supplemental deck includes our full year 2024 guidance assumptions, detailed information on our operations, portfolio and balance sheet and definitions of non-GAAP measures and reconciliations to the most comparable GAAP measures. We will reference this information in our remarks.

With me today are Jeff Witherell, Chairman and Chief Executive Officer; Anthony Saladino, Executive Vice President and Chief Financial Officer; Jim Connolly, Executive Vice President of Asset Management and Anne Hayward, General Counsel.

I'd like to point everyone to our forward-looking statements on Page 1 of our supplemental presentation and encourage you to read them carefully. They apply to statements made in this call, our press release, our prepared commentary and in our supplemental financial information.

I'll now turn the call over to Jeff Witherell.

Jeff Witherell

Thanks, Tripp. Good morning and thank you for joining us today. I hope that everyone had a chance to review the commentary and supplemental information. I'll hit a few highlights first, and then we'll go to Q&A.

First, we're pleased to be back in a growth posture. The acquisition in Memphis is accretive and significantly expands our presence in this core market to almost 7 million square feet. This portfolio fits the Plymouth model perfectly. A strong initial NOI yield and the ability to realize the mark-to-market opportunities relatively quickly to drive returns higher.

Second, we've kept our balance sheet in good shape and maintained our liquidity by using disposition proceeds to help fund this acquisition. Leverage came down in the quarter to 6.4x. Even with the Memphis acquisition, we will still operate in the 6x range in 2024.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

The Q2 results were better than we expected with a one-time benefit from favorable real estate tax appeals within our Chicago portfolio, driving the FFO per share up sequentially and the same-store NOI growth above our range. In our commentary, we outlined a couple of challenges in the portfolio that we need to lease up and the one tenant that muted the growth in the quarter. This caused us to tighten the top end of our full year guidance range. We outlined the moving parts regarding this in the commentary.

Lastly, with the development program getting close to 100% leased, we can begin to see the benefit from full stabilization in those properties in 2025. I'm confident our team is ready for the opportunities we have in 2024 and 2025.

I would now like to turn it over to the operator for questions.

QUESTION AND ANSWER

Operator

We will now begin the question and answer session. To ask a question, you may press star then one on your touchtone phone. If you're using a speakerphone, please pick up your handset before pressing the keys. If at any time your question has been addressed and you would like to withdraw your question, please press star then two.

We will take our first question for today and that will come from Mr. Todd Thomas with KeyBanc Capital Markets.

Todd Thomas

First, I just wanted to ask about the Memphis investment going in 8% with rent upside over time. With regard to the near term expirations, what kind of tenant retention do you anticipate as you look to capture that mark-to-market and what's the timeline for that?

Anthony Saladino

Tenant retention within that particular acquisition is estimated to be around 70%. In terms of capturing the full mark-to-market, we anticipate that will be realized over the next call it 3 years. There's significant lift with respect to yield, which could climb above 9.5%.

Todd Thomas

It sounded like you were seeing an increase in investment opportunities and that the window was opening a bit. I'm assuming this is what you were referencing on some level, but just curious if you could talk about your appetite and if there's more behind Memphis that you're seeing today?

Jeff Witherell

Yes, it's still a kind of a fractured market out there. I mean you've seen some big portfolios trade. I think everyone's aware now of Brookfield's acquisition of the DRA portfolio— 14 million square feet at a 6-cap, pretty good barometer on the market. So, we have a pretty robust pipeline as we usually do. It runs the gamut of small portfolios to one-off deals. Our appetite, if it's accretive, we have an appetite for it.

Todd Thomas

Then, in Cleveland, so the tenant moved out at 2100 International Drive. Can you talk about the timeline to backfill that space and what kind of mark-to-market opportunity you see achievable there?

Jim Connolly

I don't want to get into too much detail on the mark-to-market, but it's well— it's fairly substantial, just because we are in negotiations with the tenant. The timeline is they are out in June and we've got half the building lined up for occupancy in September, October. We have a backup prospect, as well.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Todd Thomas

So, that's for half of the building. What's tenant demand look like in general for the balance of the space and is the backup for also half the space or would that be potentially for more?

Jim Connolly

That's a full user that just came up in the last day.

Todd Thomas

Then just last question I just had on the Chicago property tax appeal. A shopping center REIT reported sort of a similar outcome in their Chicago portfolio, which they benefited from in the quarter. They're also going to see a longer term improvement from that as well. I'm just wondering if the tax environment in Chicago has changed a little bit in your view and are there more potential tax wins in the Chicago portfolio that you see that might be possible with Chicago being about 20% of the portfolio's ABR?

Jim Connolly

Yeah. At 16801 Exchange, we have had some vacancy in there during the year. The tax break does not include any benefit for that vacancy, which we should be receiving probably about $300,000 break right there. The assessments are valid for 2 more years after this and the rates are just going to probably increase at an inflation rate of like 3% to 4%.

Todd Thomas

Do you feel that the tax environment though in Chicago has improved a little bit? I know that that's been a difficult market for property taxes in the past. Do you feel that there's been a little bit of a change in taxes in Chicago and Cook County?

Jim Connolly

Yes. Again, it's locked in—locked in is a strong word, but it's laid out for three years. I can't tell you exactly how it's going to be in the 4th year, but I think it's positive.

Operator

The next question will come from Rich Anderson with Wedbush.

Rich Anderson

First time caller, long time listener, I guess. So the 9.7%— maybe you said this in the commentary in terms of the cash same-store NOI, what would it have been without the tax situation in Chicago?

Anthony Saladino

It would have been 6.4%.

Rich Anderson

Back to the Memphis transaction and you used dispositions to fund some of that, is there any dispositions within that that you think that is there something anything in there that's non-core that you acquire that maybe would be sold over time or do you want all of it?

Jeff Witherell

Yeah, I mean there's always a couple of buildings there that you might want to move, but it's a little early to tell which ones that's going to be. There's a lot of work to do in there, which I think is why it's a perfect Plymouth product.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Rich Anderson

In terms of the cash releasing spreads, you did sort of $14 million, $15 million-ish. This Memphis is $18 million to $20 million in terms of future mark-to-market. You're way down by fixed renewals. Talk to me about the impact of that on what you could be achieving in the absence of the fixed renewals and when does that sort of truly burn off that we get the full gamut of cash releasing spreads out of the company?

Jim Connolly

Yes. The burn off—there's still quite a bit in 2025 at the beginning of the year, but then in '26, they drop in half and then it continues to trend down from there. The actual rates without it would be probably about 2% higher across the board.

Rich Anderson

You said you're closing on—in the end of your Phase 1 of your development program. In my conversations as you're going through the launch, the Phase 2 process was sort of undefined. And if that's the wrong word, I apologize. But I wonder how defined has that become now that you're kind of nearing the end of Phase 1 and where you're looking to deploy capital in the Phase 2 process of your development pipeline.

Jeff Witherell

I mean, I think it was defined, so I don't know if that's the right word, but we've been pretty vocal on the fact that we are not going to start spec development at this time. So it's really based on a build-to-suit. We continue to have discussions regularly on potential build-to-suit opportunities, especially in Cincinnati. We've got one site left in Jacksonville and then a variety of other sites. In fact, the Memphis portfolio comes with a piece of land to build just over 100,000 square feet. So we'll evaluate that. It's a very strong submarket, low vacancy. I could see us doing something on that, but again, right now, it's going to be on build-to-suits.

Rich Anderson

Then last for me, just to take your temperature on the whole onshoring movement. It's an important part of your thesis where you guys exist. Do you have any view about whether it's real or political? And by political, I mean, get somebody elected and then come 2025 suddenly it's not moving as fast as we saw. I'm wondering where you stand and I hate to ask a cynical question but can't help myself.

Jeff Witherell

No worries. No, it is real. I think if you look through the data that we put forth on our website, we have our white paper that's been updated on the Golden Triangle. If you look at where the majority of the mega projects and even less-than-mega projects, if you look at where they are cited in the United States, the majority of them fall within the Golden Triangle. This goes back to our thesis about infrastructure— and hate to take up a lot of time, I think it's important.

In my 30 years in this business, I have never seen the amount of tenants requesting additional power like I've seen now. So availability of power, water, just the infrastructure alone, I mean to re-shore America you're going to need infrastructure and rail is becoming an important part of it. The water ports are becoming an important part of it. Skilled labor is very important.

So all these things coming together—and again, we have anecdotal information, but we also have some specifics. We have tenants that have leased space because they brought manufacturing or expanded manufacturing into the United States. So, if you go to reshorenow.org, a shout out to our friend Harry Moser over there, a ton of information, all facts. This phenomenon is real and it's not going to change.

So there's obviously a political component to it, but the facts are that we will be bringing back a lot of manufacturing to the United States.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Operator

The next question will come from Nick Thillman with Baird.

Nick Thillman

Hoping to get a little more commentary on the leasing front, just 2Q volume a little bit slower than 1Q. Understand the pipeline here is around 900,000 square feet. I guess the slowdown in 2Q, is it just kind of the spaces that you guys have available or willing to address seems a little bit more larger, chunkier deals? I guess maybe talk about the lease gestation sort of timeline you're dealing with today.

Jim Connolly

Yeah. As far as Q2 was concerned, the actual volume was the third highest in the company's history. I would say, there was probably a little bit of a lull at the beginning of the quarter, but right now, leasing is probably stronger than it has ever been.

In the prepared remarks, I put down it that we're working on roughly 2 million square feet of leases that people have called. That's gone up like a 1 million square feet in the past week. We've gotten a lot of calls for people wanting to renew 2025 leases now. I think interest rates are going to go down and rents are going to go up. So they're very eager to get their space locked up.

Nick Thillman

Then maybe on the touching on the disposition sort of front. What is the— you outlined kind of Columbus as the user buying that, but is there any other sort of disposition sort of slated for the back half of the year in your outlook?

Jeff Witherell

Yes, there's a few things that we're looking at. We look at that all the time and then we do get— when a owner/user comes in and wants to buy something, we pay particular attention to that. So I think you'll see something this year, but we're not going to put out— I think we put out a dollar figure in the past of about $40 million, $50 million and we're almost there. So I don't know what we want to throw out for people to start modeling, but there won't be a lot of sales between now and the end of the year.

Nick Thillman

Then, Anthony, just on clarification, basically the reduction on the top end of the range is essentially you're not really expecting the FedEx space to kind of be leased in the next quarter or so maybe or by year end or something along those lines and that's kind of the moving piece helping to offset some of the accretion from that Memphis portfolio, correct?

Anthony Saladino

That's exactly the way to look at it. That upper bound was predicated all along on the assumption that the space in St. Louis would have a positive leasing outcome right about now. We're still bullish on lease up and I think the timing that you just articulated is likely to be executed on.

Operator

The next question will come from Bryan Maher with B. Riley.

Bryan Maher

Just a couple for me, most have been asked and answered. Expenses seem pretty under control aside from the future, potential for more tax appeals and I'd be interested to hear if there are in other markets with potential for more tax appeal success. Is there anything going on in the variability of expenses positively or negatively that we should be thinking about?

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Anthony Saladino

Not other than what has been articulated. In terms of tax appeals, we do that regularly with the consultation of a third-party tax consultant. We don't anticipate meaningful reductions across the portfolio outside the ones that we've realized, but we are currently evaluating fiscal year 2024 estimates, which may yield some potential favorability on a net reimbursement basis.

Bryan Maher

Then, are there any other potential vacates that would be of material in nature on your radar screen that maybe we should be thinking about?

Jim Connolly

Going through the ’25 upcoming expirations, it's pretty solid. We are still trying to get definitive word from Maersk, that's not the only one, but they can't leave at this point.

Bryan Maher

Then just last from me and maybe a little bit on an open ended question, would love a little commentary on. But between you guys and other industrial REITs we cover, this kind of 15%, 20%-plus rent increases on renewals that have been going on for some time and seem like it will go on for a bit longer given the demand that you talked about. It can't go on forever. So how are you thinking about that not in the next 1 to 2 years, but more in the next kind of 3 to 5 years?

Jim Connolly

Well, I mean we base our projections off of market rate increases, which continue to go up. At some point, there may be a reset but I think with onshoring, the demand is still high.

Anthony Saladino

I think in combination with the catalyst that is reshoring and onshoring, there's also the market advantages that we have and more importantly, the fact of the lack of new supply for our types of buildings and our sizes of buildings will be, we think, a sizable advantage sequentially for many years to come.

Bryan Maher

Maybe just one, if I could slip it in. You guys have a pretty specific niche and you target a handful of certain markets, but I'm sure that you explore other markets as well. Without necessarily identifying a new market for Plymouth, is there something out there on the radar screen that would kind of fit your niche that you may explore. Any news for us?

Jeff Witherell

Yeah, Bryan, the short answer is yes. I mean, we continue to look at deals. But I think you saw that we just exited Kansas City. We pay close attention to our costs and to have one asset in a market that you have to go out and visit and you have to pay attention to and I have to answer crazy questions from people like you about 50,000 square feet in the market, like we're just wasting time talking about a market that we own 50,000 square feet in.

So I'm being a little facetious on that, but— so there's a lot of room for us to grow. I think, Memphis, we just hit the 6.8 million square foot mark. We’ve got a full team of people in Memphis and the ability to scale the markets we’re in with our own property management people is exciting. It's exciting for all of us to grow that aspect of the business.

So we look at new markets, but I think there's just a ton of opportunity in the markets where we have boots on the ground.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Operator

Your next question will come from Mitchell Germain with Citizens JMP.

Mitchell Germain

You did 7% same-store growth in the Q1, 9.7% this quarter. Seems like you maintained your guidance for the year. Is that just a hint of conservatism or is there a real deceleration that's going to come about in the back part?

Anthony Saladino

No, we don't anticipate that. I think we are trying to be thoughtful in terms of the variability that was brought forth by the pickup in real estate taxes offset by the surprise credit loss. There is a little leasing to do as it relates to that one particular tenant in Q3, but as Jim outlined there's tenant demand lining up to take that space. So we think that same-store will ramp back up in the fourth quarter.

We did leave a little conservatism with respect to the balance of the year as it relates to non-specific vacancy and credit loss. But beyond that element of conservatism, we're bullish that the outcome will be range bound.

Mitchell Germain

I know you're fully leased on the development now. How much of that is actually income producing or there's still some sites that are— obviously there's one lease that you just did but— or is some of that still in process of commencing?

Jim Connolly

Just back up. The one lease that we've come to terms with, the 53,000, that's actually not signed yet, but we're working to get it signed like the next couple of days or week. But as far as the income generating, there is one other building coming online in Jacksonville in the fourth quarter. Other than that, it's all income generating.

Mitchell Germain

Last one for me. Jeff, maybe just if you could just talk a little bit about the process around Memphis. You bought assets for bulk of your career. I'm curious kind of what your sense of the potential bidding pool, kind of how much organized capital was involved or maybe just even out bidding on properties I'd be curious.

Jeff Witherell

Yes. I don't think we're the highest bidder on that necessarily, but I know we're the best bidder, right? So there's no financing contingencies. I think in the 7-plus years we've been public, we just don't re-trade deals. I think if you ask brokers, we have a pretty good reputation in the marketplace. Our guys are—our people are experts at this. This is what we do. Having a full staff of people on the ground in Memphis helps facilitate this.

I think part of why there may not be a lot of bidders is there's a lot of work on this. So I mean to get an 8 yield, there's a lot of work, but that work is upside for us. There's some re-tenanting going on, moving people around. We've got a little bit of capex here and there over time. A lot of tenant relations, I mean there's 45 tenants here. So I think a lot of people might have backed away because they don't have the boots on the ground to efficiently take advantage of all the opportunities.

That's probably the best way I'd say it. That seems to be the theme for us as we win deals because again we're just not going to overpay. We don't want to be the top bidder.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Operator

The next question will come from Nikita Bely with JPMorgan.

Nikita Bely

In your prepared comments, you talked about occupancy dipping in 3Q and then picking back up in 4Q. If we were to look at year end occupancy, where exactly would you expect your year-end same-store and the overall company occupancy to be at, at December 31 roughly?

Anthony Saladino

So as it relates to same-store, I think what guidance we provided if you will was that we'd see a dip in Q3 as you mentioned down to around 96.5% and then an expectation that we would return to let's call it the 98% level by year-end.

Nikita Bely

That's the year end figure, okay, in the same-store?

Anthony Saladino

Yes.

Nikita Bely

Any other one-time items that there's potentially embedded in your second half of this year's outlook?

Anthony Saladino

No. I think we tried to do a comprehensive job of articulating the credit loss and resulting impacts. I mean we were certainly surprised by the velocity of the tenant decision. We consider that impact anonymous relative to our average lease tenure of under 4 years. That particular tenant had executed a 10-year lease with 6 months of free rent resulting in the outsized impact on Q2 as we articulated in the prepared commentary.

Nikita Bely

For the tenants that you guys are discussing for your St. Louis property, when would you expect for them to take occupancy and commence the rent payment? I know that's a big lease of 770,000 square feet, right?

Jim Connolly

Yes. We expect the occupancy roughly beginning of the year, probably rent starting in Q2—cash rent starting in Q2.

Operator

Your next question will come from Anthony Hau with Truist.

Anthony Hau

So it seems like manufacturing is slowing down with companies laying off employees, cutting production to counter falling orders and rising inventories. Just want to get your thoughts on that subject and whether you guys have any concern on the potential impact to demand in your markets?

Jim Connolly

We have not seen that to be the case in our markets with our tenants. Demand is strong. I think the one company that did have the issue, a logistics company that was trying—it was really a tech company trying to be a logistics company and they kind of didn't succeed on that.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern

Operator

The next question will come from Brendan Lynch with Barclays.

Brendan Lynch

Joined a bit late coming from another call, so I apologize if this has already been addressed, but with the St. Louis asset, there was a suggestion that some of the prospective tenants were looking to take the available space and would potentially commission a build-to-suit asset on the adjacent land. Are they still in the mix?

Jim Connolly

There's one of the tenants that wanted to expand is still in the mix. One dropped out.

Brendan Lynch

Maybe to the extent you haven't already discussed it, just any additional commentary that you could give on the two that you're further along in the negotiations with, what are the considerations that are kind of being ironed out now?

Jim Connolly

Sorry, on St. Louis?

Brendan Lynch

Yes.

Jim Connolly

Right now, I think we're seeing across the board that the larger Class A space is just taking a long time for people to make decisions. And there's been a lot of companies inquiring about the space and they're putting together their plans, but a manufacturing company requires a lot of financing equipment so they're still working those details through.

Operator

The next question will come from Steven Dumanski with Janney.

Steven Dumanski

Can you please provide further insight on the Jacksonville market, especially in reference to your current development and the recent completions?

Jeff Witherell

Maybe you could refine that question a little bit—our recent developments? I mean we have—outside of the industrial properties that we have that are single site, we have three significant industrial parks that form the core of our portfolio in Jacksonville. I mean occupancy there is always high 90s, strong demand. We do have one pad site left that we can build. It's another 40,000 to 50,000 square foot building on that we're entertaining build-to-suits on. So, again maybe you can give some more color to what the question.

Steven Dumanski

I guess I wanted to see if you currently see a significant difference between yields rather than between the secondary and primary markets.

Jim Connolly

Jacksonville markets are very strong.

CONCLUSION

Operator

This concludes our question and answer session, as well as our conference call for today. Thank you for attending today's presentation. You may now disconnect.

Plymouth Industrial REIT
August 1, 2024 at 9:00 a.m. Eastern